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                                                                      Exhibit 32



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Lincoln Park Bancorp, (the "Company") on Form 10-QSB for the period ended June 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), Edith M. Perrotti, Interim President and Chief Executive Officer of the Company, and Nandini S. Mallya, Interim Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with this quarterly report on Form 10-QSB, that she has reviewed the Form 10-QSB and that to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





                                   /S/ EDITH M. PERROTTI
                                   ---------------------------------------------
                                   Edith M. Perrotti
                                   Interim President and Chief Executive Officer (Chief Executive Officer)


                                   /S/ NANDINI S. MALLYA
                                   ---------------------------------------------
                                   Nandini S. Mallya
                                   Vice President and Treasurer
                                   (Interim Chief Financial Officer)




August 14, 2006